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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report, dated April 6, 1998, with respect to the financial statements of the Consumer Products Division (an operating division of Pope & Talbot, Inc.) included in this Amendment No. 1 to Form S-4 of PLAINWELL INC. (No. 333-51857), and to all references to our Firm included in or made a part of this registration statement.


                                               /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------

Portland, Oregon
July 21, 1998